UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On August 9, 2012, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its second quarter 2012 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                      Compensatory Arrangements of Certain Officers.

(b) Information regarding Mr. Moir’s employment arrangement, provided in Item 5.02(e) of this Form 8-K, is incorporated by reference into this Item 5.02(b).

(c) On August 8, 2012, the Board of Directors appointed Mr. David F. Clanachan, age 50, as the Chief Operating Officer of the Company. Mr. Clanachan will have executive accountability for all of the Company’s operating business, including Canada, the United States and International. Mr. Clanachan joined the Company in 1992 and held various positions in the Operations Department until he was promoted to the position of Vice President, Operations—Western Ontario in 1997. Prior to that time, he was a Director of Operations for an international food company, with approximately 12 years of experience in the industry. In August 2001, he was promoted to the position of Executive Vice President of Training, Operations Standards and Research & Development. In May 2008, Mr. Clanachan was appointed as Chief Operations Officer, United States and International and directly oversaw operations, restaurant development and growth strategy for the U.S. segment, as well as the international operations and growth strategy. Mr. Clanachan holds a Bachelor of Commerce degree from the University of Windsor. Mr. Clanachan serves on the School of Hospitality and Tourism, Management Policy Advisory Board for the University of Guelph and as a director of the Canadian Hospitality Foundation. The press release announcing Mr. Clanachan’s appointment is furnished hereto as Exhibit 99.1.

(e) On August 8, 2012, Tim Hortons Inc. (the “Company”) determined to enter into retention agreements (collectively, the “Retention Agreements”) with each of David F. Clanachan, Cynthia J. Devine, William A. Moir and Roland M. Walton (collectively, the “Named Executive Officers”) to provide for a lump-sum cash payment (the “Retention Award”) to each of them if such Named Executive Officer remains continuously and actively employed by the Company, on a full-time basis, through and including the date that is nine months following the date that an individual commences permanent employment as Chief Executive Officer of the Company, as successor to Mr. Paul D. House (the “Retention Payment Date”). With respect to Mr. Moir, he must remain continuously employed as the Chief Marketing and Brand Officer (“CMO”) through and including the Retention Payment Date in order to receive the Retention Award.

Under the terms of the Retention Agreements, if the employment of a Named Executive Officer is terminated, for any reason whatsoever, prior to the Retention Payment Date, then such Named Executive Officer shall not be entitled to the Retention Award.

The Company has determined to enter into the Retention Agreements with a view to providing stability to the Company, the Named Executive Officers, and certain other members of senior management during a period of transition with respect to the Chief Executive Officer position. If the terms of their Retention Agreements are satisfied, then the Named Executive Officers (and certain other identified officers) will be entitled to a payment on the Retention Payment Date that is equal to the respective Named Executive Officer’s annual base salary as of the date of the Retention Agreement.

The foregoing summary of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Retention Agreements, the form of which is attached hereto as Exhibit 10.1, and are incorporated herein by reference.

On August 8, 2012, the Company also entered into an employment agreement (the “Agreement”) with Mr. Moir, the Company’s CMO, effective August 8, 2012 and extending through August 31, 2014 (the “Retention Period”). Pursuant to the Agreement, Mr. Moir has agreed to continue to serve as CMO until a successor to the CMO role has been appointed, and he has also agreed to support the orderly transition of the CMO role by assisting in the search for, and working for a period of time with, his successor, at the election of the Company’s Chief Executive Officer. After the successor to the CMO role has been appointed, it is anticipated that Mr. Moir will continue to serve as the Company’s executive team leader for the Company’s sustainability and responsibility program, including the coffee partnership program, as well as the President of the Tim Horton Children’s Foundation, until the end of the Retention Period. He will also continue to contribute to various other strategic initiatives and programs involving the Tim Hortons brand during the Retention Period, at the request of the Company’s Chief Executive Officer.

Mr. Moir shall receive the same compensation during the Retention Period as he received immediately prior to the commencement of the Retention Period, subject to any increases approved by the Company’s Human Resource and Compensation Committee (“HRCC”). Furthermore, Mr. Moir’s participation in the Company’s short-term and long-term compensation plans and benefit plans during the Retention Period shall be the same as his participation immediately prior to the commencement of the Retention Period, subject to any modifications made by the Company’s HRCC, in its discretion, that apply to all named executive officers.

        If Mr. Moir’s employment with the Company does not continue following the Retention Period, then Mr. Moir will be considered to have retired from the Company for the purposes of all compensation, benefit and pension plans, programs and policies.

If Mr. Moir’s employment is terminated by the Company (except for a termination for cause, or due to disability or death), prior to the end of the Retention Period, then all of the payments, grants and benefits that Mr. Moir would have been entitled to for the remainder of the Retention Period shall be paid (including the cash equivalent thereto for equity grants and other benefits), to Mr. Moir as full and final payment of all amounts owed as a result of such termination. If Mr. Moir terminates his employment prior to the end of the Retention Period (other than as a result of death), then the Company will pay Mr. Moir the value of the remainder of the payments and benefits that Mr. Moir would have been entitled to through the end of the Retention Period, except that any long-term incentive grants which had not been granted as of the termination date shall not be made. In this event, Mr. Moir will be deemed to have retired for purposes of unvested equity under the stock incentive plans.

In the event that Mr. Moir’s employment is terminated following a change in control of the Company while Mr. Moir is serving as CMO, then the terms of his change in control agreement, as amended on February 24, 2010 (the “CIC Agreement”), shall apply, and he shall be entitled to severance equal to two times his base salary and short-term incentive awards, as well as the other payments and benefits described in the CIC Agreement. If a change in control occurs during the Retention Period while Mr. Moir is no longer serving as CMO, then the CIC Agreement shall terminate and be of no further force and effect, and Mr. Moir’s termination shall be governed by the provisions of the Agreement as if the change in control had not occurred. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Mr. Moir has also entered into an employment (and post-employment) covenants agreement with the Company on August 8, 2012 (the “Employment Covenants Agreement”), pursuant to which he has agreed to comply with certain covenants for the benefit of the Company, relating to non-competition, non-solicitation, confidentiality, non-disparagement and others. A copy of the Employment Covenants Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01     Other Events.

On August 9, 2012, the Corporation also announced that its Board of Directors has approved a Cdn.$0.21 per common share quarterly dividend. The dividend is payable on September 5, 2012 to shareholders of record at the close of business on August 20, 2012. The declaration of any future dividends is subject to the Board’s discretion. The press release regarding this dividend is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Form of Retention Agreement by and between the Company and David F. Clanachan; Cynthia J. Devine; William A. Moir; and Roland M. Walton.

	Exhibit 10.2	Letter Agreement dated as of August 8, 2012 by and between the Company and William A. Moir.

	Exhibit 10.3	Employment (and Post-Employment) Covenants Agreement dated as of August 8, 2012 by and between the Company and William A. Moir.

	Exhibit 99.1	Press release dated August 9, 2012 issued by the Corporation regarding the release of quarterly financial results and other information.

	Exhibit 99.2	Press release dated August 9, 2012 issued by the Corporation announcing the declaration of Cdn.$0.21 per common share quarterly dividend.

	Exhibit 99.3	Safe Harbor Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: August 9, 2012	By:	/s/ JILL E. AEBKER
Jill E. Aebker Executive Vice President, General Counsel and Secretary